EXHIBIT 21

CREDIT ACCEPTANCE CORPORATION
SCHEDULE OF CREDIT ACCEPTANCE CORPORATION SUBSIDIARIES
AS OF DECEMBER 31, 2015

The following is a list of subsidiaries as of the date of this filing of Credit Acceptance Corporation, other than subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined by the Securities and Exchange Commission Regulation S-X.

Buyers Vehicle Protection Plan, Inc
CAC International Holdings, LLC
CAC of Canada Company
CAC Reinsurance, Ltd.
CAC Scotland
CAC Warehouse Funding Corporation II
CAC Warehouse Funding III, LLC
CAC Warehouse Funding LLC IV
CAC Warehouse Funding LLC V
CAC Warehouse Funding LLC VI
Credit Acceptance Auto Loan Trust 2012-1
Credit Acceptance Auto Loan Trust 2012-2
Credit Acceptance Auto Loan Trust 2013-1
Credit Acceptance Auto Loan Trust 2013-2
Credit Acceptance Auto Loan Trust 2014-1
Credit Acceptance Auto Loan Trust 2014-2
Credit Acceptance Auto Loan Trust 2015-1
Credit Acceptance Auto Loan Trust 2015-2
Credit Acceptance Auto Loan Trust 2016-1
Credit Acceptance Corporation of South Dakota, Inc.
Credit Acceptance Funding LLC 2012-1
Credit Acceptance Funding LLC 2012-2
Credit Acceptance Funding LLC 2013-1
Credit Acceptance Funding LLC 2013-2
Credit Acceptance Funding LLC 2014-1
Credit Acceptance Funding LLC 2014-2
Credit Acceptance Funding LLC 2015-1
Credit Acceptance Funding LLC 2015-2
Credit Acceptance Funding LLC 2016-1
Credit Acceptance Wholesale Buyers Club, Inc.
Vehicle Remarketing Services, Inc.
VSC Re Company